As filed with the Securities and Exchange Commission on June 3, 2004

Registration No. 333-115205

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PRN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	4833	54-1615029
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

600 Harrison Street

4th Floor

San Francisco, CA 94107

(415) 808-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles A. Nooney

Chief Executive Officer and Chairman of the Board

PRN Corporation

600 Harrison Street, 4th Floor

San Francisco, CA 94107

(415) 808-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jorge del Calvo, Esq. Stanley F. Pierson, Esq. Mary A. Helvey, Esq. Pillsbury Winthrop LLP 2475 Hanover Street Palo Alto, California 94304-1114 (650) 233-4500	Craig W. Adas, Esq. Anthony S. Wang, Esq. Weil, Gotshal & Manges LLP 201 Redwood Shores Parkway Redwood Shores, California 94065 (650) 802-3000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 1 to the Registration Statement is solely to file certain exhibits to the Registration Statement, as set forth below in Item 16(a) of Part II.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. filing fee and the Nasdaq National Market listing fee.

Securities and Exchange Commission registration fee		$16,028

National Association of Securities Dealers, Inc. filing fee		13,150

Nasdaq National Market listing fee		105,000

Blue Sky fees and expenses		*

Accounting fees and expenses		*

Legal fees and expenses		*

Printing and engraving fees		*

Registrar and Transfer Agent’s fees		*

Miscellaneous fees and expenses		*

Total	$	*

*	To be filed by amendment

Item 14.    Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Article IX of the Registrant’s Amended and Restated Certificate of Incorporation (Exhibit 3(i).1 hereto) and Article 5 of the Registrant’s Amended and Restated By-laws (Exhibit 3(ii).2 hereto) provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers and intends to enter into indemnification agreements with its future directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed. The Underwriting Agreement (Exhibit 1.1) provides for indemnification by the underwriters of the Registrant, its directors and officers, and by the Registrant of the underwriters, for certain liabilities, including liabilities arising under the Act and affords certain rights of contribution with respect thereto.

Item 15.    Recent Sales of Unregistered Securities

On various dates between March 1, 2001 and March 31, 2004, we issued 433,979 shares of our common stock to employees and directors pursuant to the exercise of options granted under our 1992 stock option plan and our 1997 stock option plan. We have issued and sold 4,722,560 shares of series E redeemable convertible preferred stock and warrants to purchase 1,082,844 shares of class A common stock at an exercise price of $0.01 per share. We intend to issue and sell warrants to purchase 1,400,000 shares of class A common stock at an exercise price of $0.01 per share.

The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationship with the Registrant, to information about the Registrant.

Item 16.    Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3(i).1**	Amended and Restated Certificate of Incorporation of the Registrant.

3(i).2*	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon closing of the offering to which this Registration Statement relates.

3(ii).1**	By-Laws of the Registrant.

3(ii).2**	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which this Registration Statement relates.

4.1*	Specimen Common Stock Certificate.

4.2**	Form of Warrant to Purchase Class A Common Stock of PRN Corporation dated August 2001, as amended.

4.3**	Form of Warrant to Purchase Class A Common Stock of Qorvis Media Group, Inc.

4.4**	Form of Warrant to Purchase Class A Common Stock of PRN Corporation dated May 2004.

4.5**	Warrant to Purchase Series C Preferred Stock of Qorvis Media Group, Inc. dated April 15, 1999.

4.6**	Warrant to Purchase Series C Preferred Stock of Qorvis Media Group, Inc. dated June 4, 1999.

4.7**	Warrant to Purchase Series C Preferred Stock of Qorvis Media Group, Inc. dated December 13, 1999.

5.1*	Opinion of Pillsbury Winthrop LLP.

10.1**	Form of Indemnification Agreement between the Registrant and its officers and directors.

10.2**	1992 Stock Option Plan and form of agreements thereunder.

10.3**	1997 Stock Option Plan and form of agreements thereunder.

10.4	Form of 2004 Stock Incentive Plan and form of agreements thereunder.

10.5**	Form of 2004 Employee Stock Purchase Plan.

10.6**	Restated Investor Rights Agreement, dated as of August 14, 2001 and amendments thereto.

10.7**	Sublease, dated May 16, 2003, between the Registrant and CMP Media LLC.

10.8+	Third Amended and Restated Retail Media Network Agreement, dated as of April 1, 2003, between Premier Retail Networks, Inc. and Wal-Mart Stores, Inc.

21.1**	List of Subsidiaries.

23.1	Consent of Ernst & Young LLP, independent auditors.

Exhibit Number	Description

23.2*	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

*	To be filed by amendment.
**	Previously filed.
+	Confidential treatment has been requested for a portion of this exhibit.

(b) Financial Statement Schedule

Independent Auditors’ Report on Schedule

Schedule II — Valuation and Qualifying Accountants

Other schedules are omitted because they are not required.

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

(For the Years Ended December 31, 2001, 2002 and 2003

(in thousands)

	Balance at Beginning of Period	Additions	Deductions	Balance at End of Period

Allowance for doubtful accounts receivable:

Year ended December 31, 2001	$570	$—	$92	$478

Year ended December 31, 2002	$478	$—	$15	$463

Year ended December 31, 2003	$463	$300	$133	$630

Report of Ernst & Young LLP

Independent Registered Public Accounting Firm, on Financial Statement Schedule

To the Board of Directors and Stockholders of

PRN Corporation

We have audited the consolidated financial statements of PRN Corporation as of December 31, 2002 and 2003 and for each of the three years in the period ended December 31, 2003 and have issued our report thereon dated March 26, 2004, except for Note 11, as to which the date is May 4, 2004, (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Ernst & Young LLP

San Francisco, California

March 26, 2004

The foregoing report is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 11 to the financial statements.

/s/ Ernst & Young LLP

San Francisco, California

May 27, 2004

Item 17.    Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Act, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	It will provide to the underwriters at the closing(s) specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 2nd day of June, 2004.

PRN Corporation

By	/s/ CHARLES A. NOONEY

Charles A. Nooney Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ CHARLES A. NOONEY Charles A. Nooney	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 2, 2004

/s/ ARTHUR J. SONGEY Arthur J. Songey	Chief Financial Officer (Principal Financial and Accounting Officer)	June 2, 2004

James A. Caccavo	Director

* Daniel W. O’Connor	Director	June 2, 2004

* Stephen D. Royer	Director	June 2, 2004

* Enrique F. Senior	Director	June 2, 2004

* William J. Wynperle	Director	June 2, 2004

*	/s/ CHARLES A. NOONEY

Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3(i).1**	Amended and Restated Certificate of Incorporation of the Registrant.

3(i).2*	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the offering to which this Registration Statement relates.

3(ii).1**	By-Laws of the Registrant.

3(ii).2**	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which this Registration Statement relates.

4.1*	Specimen Common Stock Certificate.

4.2**	Form of Warrant to Purchase Class A Common Stock of PRN Corporation dated August 2001, as amended.

4.3**	Form of Warrant to Purchase Class A Common Stock of Qorvis Media Group, Inc.

4.4**	Form of Warrant to Purchase Class A Common Stock of PRN Corporation dated May 2004.

4.5**	Warrant to Purchase Series C Preferred Stock of Qorvis Media Group, Inc. dated April 15, 1999.

4.6**	Warrant to Purchase Series C Preferred Stock of Qorvis Media Group, Inc. dated June 4, 1999.

4.7**	Warrant to Purchase Series C Preferred Stock of Qorvis Media Group, Inc. dated December 13, 1999.

5.1*	Opinion of Pillsbury Winthrop LLP.

10.1**	Form of Indemnification Agreement between the Registrant and its officers and directors.

10.2**	1992 Stock Option Plan and form of agreement thereunder.

10.3**	1997 Stock Option Plan and form of agreements thereunder.

10.4	Form of 2004 Stock Incentive Plan and form of agreements thereunder.

10.5**	Form of 2004 Employee Stock Purchase Plan.

10.6**	Restated Investor Rights Agreement, dated as of August 14, 2001 and amendments thereto.

10.7**	Sublease, dated May 16, 2003, between the Registrant and CMP Media LLC.

10.8+	Third Amended and Restated Retail Media Network Agreement, dated as of April 1, 2003, between Premier Retail Networks, Inc. and Wal-Mart Stores, Inc.

21.1**	List of Subsidiaries.

23.1	Consent of Ernst & Young LLP, independent auditors.

23.2*	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

*	To be filed by amendment.
**	Previously filed.
+	Confidential treatment has been requested for a portion of this exhibit.